CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers,” “Financial Statements and Experts,” and “Financial Highlights” in the Prospectus/Information Statement included in this Registration Statement (Form N-14) of Touchstone Funds Group Trust and to the incorporation by reference of our report dated November 19, 2018 on the financial statements and financial highlights of Touchstone Arbitrage Fund and Touchstone Merger Arbitrage Fund, each a series of Touchstone Funds Group Trust, included in the Annual Report to Shareholders for the fiscal year ended September 30, 2018 in this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus, dated January 30, 2019, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, dated January 30, 2019, for Touchstone Funds Group Trust relating to Touchstone Arbitrage Fund and Touchstone Merger Arbitrage Fund, incorporated by reference into this Registration Statement.

/s/ Ernst & Young LLP

Cincinnati, Ohio
March 22, 2019